MPS Group Announces Fourth Quarter and Year-end 2003 Results

            Fourth Quarter Results at Top End of Management Guidance


JACKSONVILLE, FL (February 4, 2004) - MPS Group, Inc. (NYSE:MPS), a leading provider of specialty staffing, consulting, and business solutions, today announced financial results for the fourth quarter and year ended December 31, 2003. Results for the fourth quarter were at the top end of the range of guidance previously provided by Company management.

As previously announced in December 2003, the Company sold its outplacement unit, Manchester. Therefore, the Company is required to report the results of operations for Manchester and the related loss on its disposition as discontinued operations. In accordance with GAAP, the financial results of discontinued operations are reflected in the line item, "Income (loss) from discontinued operations, net of tax," for all periods presented.

                        Fourth Quarter Financial Summary

     o Revenue of $284 million, up 3.4% sequentially versus the third quarter of 2003 and 4.2% versus the fourth quarter of 2002

     o Diluted net income from continuing operations of $0.05 per common share

     o    EBITDA of $12.5 million and operating income of $8.3 million

     o    Cash balance of $124.8 million as of December 31, 2003

     o Days sales outstanding (DSO) dropped to 52 days, down 8 days versus the fourth quarter of 2002

     o Closed on a $150 million, three-year credit facility with no current borrowings that the Company may use in the future to pursue its growth strategy

                    Fourth Quarter Business Unit Performance

The Company's professional services division revenue grew 4.7% sequentially versus the third quarter of 2003. The legal services unit, Special Counsel, experienced its seventh consecutive quarter of sequential revenue growth. The finance and accounting staffing unit, comprised of Accounting Principals in the United States and Badenoch & Clark in the United Kingdom, grew revenues 4.4% sequentially versus the third quarter of 2003, which was aided by favorable changes in foreign currency exchange rates. The engineering unit, Entegee, grew revenues 4.7% sequentially versus the third quarter of 2003, perhaps indicating an improvement in demand in the manufacturing sector. In the fourth quarter, all of the Company's professional services division business units experienced year-over-year increases in revenue.

Modis, the Company's information technology (IT) services division, experienced a sequential increase in revenue of 4.3% versus the third quarter of 2003. Most of this growth was driven by the Company's United Kingdom-based IT unit and resulted from improved client demand, good execution, and favorable changes in foreign currency exchange rates. The Company's North American IT services unit also showed improved performance with increases in average daily revenue and billable headcount during the course of the quarter.

Idea Integration, the Company's IT solutions division, experienced reduced revenue sequentially versus the third quarter of 2003 due to seasonality and the final wind-down of a large project. Idea remained profitable on an EBITDA basis for the sixth consecutive quarter. Based upon current sales activity, improved client demand for IT solutions is anticipated in 2004.


                                  2003 Summary

Consolidated revenue in 2003 was $1.096 billion compared with 2002 revenue of $1.119 billion, with revenue increasing sequentially during each quarter of 2003. EBITDA for 2003 was $52.8 million and operating income was $35.8 million. Cash flow from operations in 2003 was $65.3 million. The Company's cash position improved by $57.9 million during 2003 with the cash balance increasing to $124.8 million at December 31, 2003. Throughout the course of 2003, the Company continued to invest in initiatives that will allow it to execute its growth strategy.


                               Management Comments

Timothy Payne, MPS Group Chief Executive Officer, stated, "While hiring activity still appears to be lagging the economic recovery, we are encouraged by the indications of improved client demand that we are seeing. Demand is clearly improving faster in our professional businesses, and we anticipate that demand in our IT businesses will continue to improve. Our people are the best in the industry, and with an improving business environment, we are looking forward to a year of growth in 2004."

"We are encouraged by the increase in average daily revenue that we have experienced throughout January and we anticipate further growth in average daily revenue for the remainder of the first quarter of 2004," stated Robert Crouch, MPS Group Chief Financial Officer. "Therefore, we expect our revenue and diluted net income per common share for the first quarter to be in the range of $285 million to $295 million and $0.04 to $0.06, respectively. These expectations represent an increase from the first quarter of 2003 revenue and diluted net income per common share from continuing operations of $264 million and $0.03, respectively."


                         Conference Call Scheduled Today

The live broadcast of MPS Group's conference call will begin at 10:00 a.m. Eastern Time today. The link to this event may be found at the Company's website: www.mpsgroup.com. If you do not have Internet access, you may listen to the call by dialing (913) 981-5509.

If you are unable to participate at that time, online and telephonic replays will be available two hours after the call ends and will continue until 8:00 p.m. on February 11. To access the telephonic replay, please dial (719) 457-0820 and enter 792853 when prompted for the reservation code. The link for the online replay may also be found on the Company's website.


                                 About MPS Group

MPS Group is a leading provider of staffing, consulting, and solutions in the disciplines of information technology, finance and accounting, law, engineering, and healthcare. MPS Group delivers its services to government entities and businesses in virtually all industries throughout the United States, Canada, the United Kingdom, and Europe. A Fortune 1000 company with headquarters in Jacksonville, Florida, MPS Group trades on the New York Stock Exchange. For more information about MPS Group, please visit www.mpsgroup.com. Except for materials described above, none of the information on our website should be considered included in this release.


                           Forward-Looking Statements

The statements contained in this press release should be considered forward-looking statements that are subject to risks, uncertainties or assumptions described above and may be affected by other factors, including but not limited to: fluctuations in the economy and financial markets in general and in the Company's industry segments in particular; industry trends towards consolidating vendor lists; the demand for the Company's services, including the impact of changes in utilization rates; consolidation or bankruptcy of major customers; the effect of competition, including the Company's ability to expand into new markets and to maintain profit margins in the face of pricing pressures; the Company's ability to retain significant existing customers or obtain new customers; the Company's ability to recruit, place and retain consultants and professional employees; the Company's ability to identify and complete acquisition targets and to successfully integrate acquired operations into the Company; possible changes in governmental regulations affecting the Company's operations, including possible changes to regulations relating to benefits for consultants and temporary personnel; unexpected fluctuations in interest rates or foreign currency exchange rates; loss of key employees; and other factors discussed in the Company's filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as "will," "may," "should," "could," "expects," "plans," "hopes," "indicates," "projects," "anticipates," "perhaps," "believes," "estimates," "appears," "predicts," "potential," "continues," "would," or
"become," or the negative of these terms or other comparable terminology. Readers are urged to review and consider the factors discussed in our Form 10-K for 2002 and in subsequent filings with the Securities and Exchange Commission.

Should one or more of these risks, uncertainties or other factors materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements of the Company may vary materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on beliefs and assumptions of the Company's management and on information then currently available to management. Undue reliance should not be placed on such forward-looking statements. Forward-looking statements are not guarantees of performance. Such forward-looking statements were prepared by the Company based upon information available at the time of such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

                               MPS Group, Inc.
                        Unaudited Operating Highlights
                   (in thousands, except per share amounts)

                                                  Three Months Ended               Year Ended
                                                     December 31,                  December 31,
                                               -------------------------     -------------------------
                                                  2003           2002           2003           2002
                                               ----------     ----------     ----------     ----------
    Operating Highlights:
    Revenue:
      Professional Services                    $  138,450     $  116,833     $  514,100     $  459,343
      IT Services                                 130,666        134,941        511,739        575,312
      IT Solutions                                 14,815         20,631         70,191         84,501
                                                ---------      ---------      ---------      ---------
    Total revenue                                 283,931        272,405      1,096,030      1,119,156

    Gross profit:
      Professional Services                        39,457         34,649        147,365        134,113
      IT Services                                  28,915         29,336        114,704        122,294
      IT Solutions                                  4,485          7,319         25,071         28,431
                                                ---------      ---------      ---------      ---------
    Total gross profit                             72,857         71,304        287,140        284,838
                                                ---------      ---------      ---------      ---------
    General and administrative expenses            60,606         57,362        234,614        235,673
    Lease restructuring (recapture) charge           (284)         8,967           (284)         8,967
    Impairment of investment                            -         16,165              -         16,165
    Depreciation and intangibles amortization       4,203          5,449         17,009         20,256
                                                ---------      ---------      ---------      ---------
    Total operating expenses                       64,525         87,943        251,339        281,061
                                                ---------      ---------      ---------      ---------
    Operating income (loss)                         8,332        (16,639)        35,801          3,777
    Interest and other expense, net                   382           (186)           553         (3,947)
                                                ---------      ---------      ---------      ---------
    Income (loss) from continuing operations
     before provision for income taxes and
     cumulative effect of accounting change         8,714        (16,825)        36,354           (170)
    Tax provision                                   3,441          6,954         14,519         13,832
                                                ---------      ---------      ---------      ---------
    Income (loss) from continuing operations
     before cumulative effect of
     accounting change                              5,273        (23,779)        21,835        (14,002)
    Income (loss) from discontinued
     operations, net of tax                          (579)          (225)        (2,395)         1,410
    Loss on disposition of discontinued
     operations, net of tax                       (20,675)             -        (20,675)             -
    Cumulative effect of accounting change,
     net of tax                                         -              -              -       (553,712)
                                                ---------      ---------      ---------      ---------
    Net loss                                   $  (15,981)    $  (24,004)    $   (1,235)    $ (566,304)
                                                =========      =========      =========      =========

    Diluted net (loss) income per common share:
     From continuing operations before
      cumulative effect of accounting change   $     0.05     $    (0.23)    $     0.21     $    (0.14)
     From discontinued operations, net of tax       (0.01)         (0.00)         (0.02)          0.01
     From disposition of discontinued
      operations, net of tax                        (0.19)             -          (0.20)             -
     From cumulative effect of accounting
      change, net of tax                                -              -              -          (5.49)
                                                ---------      ---------      ---------      ---------
    Diluted net loss per common share          $    (0.15)    $    (0.23)    $    (0.01)    $    (5.62)
                                                =========      =========      =========      =========
    Diluted common shares outstanding             107,528        102,320        104,518        100,833
                                                =========      =========      =========      =========

                                                              As of
                                                      ----------------------
                                                       Dec. 31,     Dec. 31,
                                                         2003         2002
                                                      ---------    ---------
    Cash and cash equivalents                         $ 124,807    $  66,934
    Working capital                                     217,748      171,154
    Total assets                                        893,702      892,974
    Stockholders' equity                                792,790      781,559

                               MPS Group, Inc.
       Reconciliation of Non-GAAP Financial Measures to Most Comparable
                           GAAP Financial Measures
                                (in thousands)

                                                  Three Months Ended               Year Ended
                                                     December 31,                  December 31,
                                               -------------------------     -------------------------
                                                  2003           2002           2003           2002
                                               ----------     ----------     ----------     ----------

    EBITDA                                     $   12,535     $  (11,190)    $   52,810     $   24,033
    Depreciation and intangibles amortization       4,203          5,449         17,009         20,256
                                                ---------      ---------      ---------      ---------
    Operating income (loss)                         8,332        (16,639)        35,801          3,777
    Interest and other expense, net                   382           (186)           553         (3,947)
                                                ---------      ---------      ---------      ---------
    Income (loss) from continuing operations
     before provision for income taxes and
     cumulative effect of accounting change         8,714        (16,825)        36,354           (170)
    Tax provision                                   3,441          6,954         14,519         13,832
                                                ---------      ---------      ---------      ---------
    Income (loss) from continuing operations
     before cumulative effect of
     accounting change                              5,273        (23,779)        21,835        (14,002)
    Income (loss) from discontinued
     operations, net of tax                          (579)          (225)        (2,395)         1,410
    Loss on disposition of discontinued
     operations, net of tax                       (20,675)             -        (20,675)             -
    Cumulative effect of accounting change,
     net of tax                                         -              -              -       (553,712)
                                                ---------      ---------      ---------      ---------
    Net loss                                   $  (15,981)    $  (24,004)    $   (1,235)    $ (566,304)
                                                =========      =========      =========      =========

                                                                        Three Months Ended
                                                              ----------------------------------------
                                                               December       September        June
                                                                  31,            30,            30,
                                                              ----------     ----------     ----------
                                                                 2003           2003           2003
                                                              ----------     ----------     ----------
Idea Integration
    EBITDA                                                    $       40     $      945     $    3,356
    Depreciation and intangibles amortization                        723            738            799
                                                               ---------      ---------      ---------
    Operating income (loss)                                   $     (683)    $      207     $    2,557
                                                               =========      =========      =========

A reconciliation of Idea Integration's EBITDA to net income is not possible because the Company does not allocate taxes and interest at the divisional level. See the first quarter 2003 earnings release posted on our Website for this reconciliation for the three months ended September 30, 2002, December 31, 2002, and March 31, 2003.

The term "Cash flow from operations" is a GAAP financial measure titled "Net cash provided by operating activities" on the Company's Consolidated Statement of Cash Flows.

The term  "Operating  income (loss)" is a GAAP financial  measure titled "Income
(loss) from operations" on the Company's Consolidated Statement of Income.


                Supplemental Disclosure of Continuing Operations
                    (in thousands, except per share amounts)

                                                 1Q2003         2Q2003         3Q2003         4Q2003          2003
                                               ----------     ----------     ----------     ----------     ----------
    Revenue                                    $  264,263     $  273,167     $  274,669     $  283,931     $1,096,030
    Gross profit percentage                          25.4%          26.9%          26.8%          25.7%          26.2%
    Operating expenses                             62,002         62,720         62,092         64,525        251,339
    Depreciation and intangibles amortization       4,427          4,245          4,134          4,203         17,009
    Operating income                                5,003         10,861         11,605          8,332         35,801
    Income (loss) from continuing operations
     before provision for income taxes              4,997         10,852         11,791          8,714         36,354
    Income from continuing operations               2,934          6,463          7,165          5,273         21,835
    Diluted net income per common share from
     continuing operations                     $     0.03     $     0.06     $     0.07     $     0.05     $     0.21